Exhibit 99.1

In re Washington Mutual, Inc., et al.

Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year): January 1, 2019 through March 31, 2019

Beginning Cash Balance:	$24,212,615
All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:
Cash Sales / Interest:	$158,800
Collection of Accounts Receivable:	$0
Proceeds from Litigation / Settlement:	$0
Sale of Debtor’s Assets:	$0
Other Cash Receipts /Transfers:	$87,467
Total of cash received:	$246,267
Total of cash available:	$24,458,882
Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$49,825,952
Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$1,051,582
All other disbursements made in the ordinary course:	$1,194,398
Total Disbursements	$52,071,932
Maturity (Purchase) of Short-term Investments as allowed by U.S.C. Section 345(b) and the Liquidating Trust Agreement	$57,309,888
Ending Cash Balance:	$29,696,838

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

4/30/19	/s/ John Maciel	Chief Financial Officer
Date	Name/Title

WMI Liquidating Trust

March 2019 Quarterly Summary Report — UNAUDITED

TABLE OF CONTENTS

Page	Description
1	Background/Disclaimer

3	Schedule of Cash Receipts and Disbursements - Quarterly

4	Schedule of Cash Receipts and Disbursements - Cumulative

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

11	Rollforward of Liquidating Trust Interests

12	Next Dollar Analysis — March 31, 2019

13	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from January 1, 2019 through March 31, 2019, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2). This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer. This Quarterly Summary Report was prepared in accordance with liquidation basis accounting. The financial data reflected in this document is not audited or reviewed by an independent registered public accounting firm and is subject to future adjustment and reconciliation. Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”). Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results. This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under chapter 11 of title 11 of the United States Code with the Bankruptcy Court. Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets. Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”), pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012 (the “Confirmation Order”) [D.I. 9759]. After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made initial distributions to creditors pursuant to the Plan (the “Initial Distribution”). WMI emerged on the Effective Date as a newly reorganized company, WMIH Corp. (formerly known as WMI Holdings Corp, “Reorganized WMI”).1

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of a liquidating trust agreement, dated March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and Delaware Trust Company (formerly known as CSC Trust Company of Delaware) as the Delaware resident trustee (the “Resident Trustee”) (as amended, the “Liquidating Trust Agreement”). On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed. The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement. The Trust had an initial term of three years from the Effective Date, subject to extension for up to an additional three (3) years (subject to certain limited exceptions) with the approval of the Bankruptcy Court. On January 5, 2015, the Trust filed a motion for an order authorizing a three-year extension of the term of the Trust (the “Extension Motion”). On January 23, 2015, the Extension Motion was approved by the Bankruptcy Court, extending the Trust’s term for a period up to March 19, 2018. Administration of the Trust is not complete, with claims remaining to be reconciled and certain assets remaining to be collected. Accordingly, the Trust filed a request with the Internal Revenue Service and on November 21, 2017, the IRS notified the Trust that extension of the Trust’s term will not adversely affect the determination that the Trust is a liquidating trust and ruled that the term of the Trust may be extended up to an additional three years (i.e. through March 19, 2021). Thereupon, the Trust filed a corresponding motion with the Bankruptcy Court to extend the term of the Trust to such date. On December 20, 2017, and without objection of any party, the Bankruptcy Court approved the motion to extend the term of the Trust.

[1]	The Trust understands that WMIH Corp changed its name to Mr. Cooper Group, Inc. on or about October 9, 2018.

As successor-in-interest to WMI, the Trust bears the responsibility for reporting to the Bankruptcy Court. The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets. For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes. Valuation of assets requires management to make difficult estimates and judgments. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results. Due to the inherently uncertain nature of estimates and underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported. Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC,” under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K filed with the SEC for each fiscal year ending December 31.

The information provided in the notes to the financial statements is provided to offer additional information to the readers of this report. However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement. In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains links to the Trust’s filings with the SEC and documents filed with the Bankruptcy Court, including the Plan and Disclosure Statement.

WMI Liquidating Trust

March 2019 Quarterly Summary Report - UNAUDITED

Schedule of Cash Receipts and Disbursements — Quarterly

	For the Quarter ended March 31, 2019
	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - December 31, 2018	$8,022,568	$—	$16,190,047	$—	$24,212,615
Receipts
Interest /Investment Income Received	104,787	—	54,013	—	158,800
Treasury Bill accretion	—	—	—	—	—
Sale / Monetization of Debtor’s assets	—	—	—	—	—
Collection of tax receivable	—	—	—	—	—
Proceeds from Litigation	—	—	—	—	—
Proceeds from run-off notes	—	—	—	—	—
Reimbursement for tax professional fees	—	—	—	—	—
Distribution from subsidiaries	—	—	—	—	—
Other receipts	87,467	—	—	—	87,467

Total Receipts	192,254	—	54,013	—	246,267

Transfers
Disallowance of disputed claims	68,346,756	—	(68,346,756)	—	—
Allowance of disputed claims	—	—	—	—	—
Allowance of unreserved claims	—	—	—	—	—
Distribution to disputed Liquidating Trust Interests	(110)	—	110	—	—
Claims disallowed for non-release	—	—	—	—	—
Release from litigation reserve	—	—	—	—	—
Other transfers	—	—	—	—	—

Total transfers	68,346,646	—	(68,346,646)	—	—

Disbursements/Payments
Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	50,016,608	—	—	(164,440)	49,852,168
Disbursements to newly released / allowed claims	—	—	—	—	—
Other disbursements to allowed claimants (taxes, releases, etc)	(26,216)	—	—	—	(26,216)
Disbursements made for bankruptcy expenses
For services prior to the effective date	—	—	—	—	—
For services after the effective date	1,051,582	—	—	—	1,051,582
Disbursements in ordinary course:
Salaries and benefits	1,014,804	—	—	—	1,014,804
Travel and other expenses	5,836	—	—	—	5,836
Occupancy and supplies	77,483	—	—	—	77,483
Other outside services	5,918	—	—	—	5,918
Other disbursements	20,357	—	—	—	20,357
Trust Advisory Board fees and expenses	70,000	—	—	—	70,000

Disbursements in ordinary course	1,194,398	—	—	—	1,194,398

Total Disbursements	52,236,372	—	—	(164,440)	52,071,932

Change in Short-term Investments
Maturity/(Purchase) of US. Gov’t Securities	5,183,895	—	52,125,993	—	57,309,888

Ending Cash and Cash Equivalants	29,508,991	—	23,407	164,440	29,696,838

Ending Short-Term Securities	14,890,875	—	—	—	14,890,875

Total Cash and Short-Term Securities	$44,399,866	$—	$23,407	$164,440	$44,587,713

WMI Liquidating Trust

March 2019 Quarterly Summary Report - UNAUDITED

Schedule of Cash Receipts and Disbursements — Cumulative

	From the Effective Date through March 31, 2019
	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219
Receipts
Interest /Investment Income Received	861,517	—	1,251,440	10,158	2,123,115
Treasury Bill accretion	41,056	—	363,777	—	404,833
Sale / Monetization of Debtor’s assets	5,780,129	—	—	—	5,780,129
Collection of tax receivable	71,700,000	—	—	—	71,700,000
Proceeds from Litigation	26,649,429	—	—	—	26,649,429
Proceeds from run-off notes	53,865,340	—	1,648,734	—	55,514,074
Distribution from subsidiaries	3,876,211	—	—	—	3,876,211
Reimbursement for tax professional fees	1,542,967	—	—	—	1,542,967
Other receipts	7,106,670	—	12,629	904,512	8,023,812

Total Receipts	171,423,320	—	3,276,580	914,670	175,614,571

Transfers
Disallowance of disputed claims	719,573,479	—	(719,573,479)	—	—
Allowance of disputed claims	—	—	(62,541,652)	62,541,652	—
Allowance of unreserved claims	(150,528)	—	—	150,528	—
Distribution to disputed Liquidating Trust Interests	(52,008,679)	—	52,008,679	—	—
Claims disallowed for non-release	14,213,262	—	—	(14,213,262)	—
Release from litigation reserve	14,127,159	(14,127,159)	—	—	—
Other transfers	1,527,305	—	—	(1,527,305)	—

Total transfers	697,281,998	(14,127,159)	(730,106,452)	46,951,613	—

Disbursements/Payments
Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	813,674,190	—	—	(11,101,515)	802,572,675
Disbursements to newly released / allowed claims	—	—	—	101,021,880	101,021,880
Other disbursements to allowed claimants (taxes, releases, etc)	17,788	—	—	11,520,334	11,538,122
Disbursements made for bankruptcy expenses
For services prior to the effective date	49,874,229	—	—	—	49,874,229
For services after the effective date	77,530,117	5,872,842	—	—	83,402,959
Disbursements in ordinary course:
Salaries and benefits	13,771,098	—	—	—	13,771,098
Travel and other expenses	385,332	—	—	—	385,332
Occupancy and supplies	3,028,984	—	—	—	3,028,984
Other outside services	1,958,292	—	—	—	1,958,292
Other disbursements	881,974	—	18,989	—	900,963
D&O Insurance	662,245	—	—	—	662,245
Trust Advisory Board fees and expenses	2,923,940	—	—	—	2,923,940

Disbursements in ordinary course	23,611,864	—	18,989	—	23,630,853

Total Disbursements	964,708,187	5,872,842	18,989	101,440,699	1,072,040,717

Change in Short-term Investments
Maturity/(Purchase) of US. Gov’t Securities	(14,605,860)	—	1,092,626	—	(13,513,234)

Ending Cash and Cash Equivalants	29,508,991	—	23,407	164,440	29,696,839

Ending Short-Term Securities	14,890,875	—	—	—	14,890,875

Total Cash and Short-Term Securities	$44,399,866	$—	$23,407	164,440	$44,587,713

WMI Liquidating Trust

March 2019 Quarterly Summary Report - UNAUDITED

Statements of Net Assets in Liquidation

(Liquidation Basis)

	3/31/2019	Effective Date
Assets:
Cash and short-term investments	$44,399,866	$140,117,720
Cash held in reserve for litigation costs	—	20,000,000
Cash and short-term investments - DCR	23,407	725,779,642
Other restricted cash	164,440	53,738,857

Total cash and short-term securities	44,587,713	939,636,219

Global Settlement/Other taxes receivable	5,300,000	96,000,000
Runoff notes	—	127,851,091
Runoff notes held in reserve for disputed claims	—	1,232,742
Investment in subsidiaries	—	3,715,263
Prepaid expenses	321,478	948,080
Other assets	15,070	2,285,732

Total assets	$50,224,262	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$—	$94,112,477
Cash held for allowed claimants	164,440	53,471,976
Estimated costs to operate trust (See Note 2 for further information)	13,830,461	40,000,000
Accounts payable	—	6,123,945
Accrued wages and benefits	190,673	18,261
Other accrued liabilities	1,049,765	133,441
Accrued liabilities - DCR	20	—

Total liabilities	15,235,359	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	23,387	727,012,384
Net assets available to Liquidating Trust Interests	34,965,515	250,796,644

Total net assets	34,988,902	977,809,028

Total liabilities and net assets	$50,224,262	$1,171,669,128

The accompanying notes are an integral part of this unaudited financial statement.

WMI Liquidating Trust

March 2019 Quarterly Summary Report - UNAUDITED

Statement of Changes in Net Assets in Liquidation

(Liquidation Basis)

	Quarter Ended 03/31/2019	Cumulative to Date
Net assets, beginning:	$84,571,377	$977,809,028
Income
Interest / Investment income	434,133	36,945,151
Litigation Proceeds	—	28,514,199
Earnings / (Losses) from subsidiaries	—	160,949
Recovery of/(Additional) pre-effective expense	—	66,381,944
Other income / (Expense)	—	3,906,656

Total income	434,133	135,908,898

Expenses
Payroll and benefits	461,954	10,091,310
Occupancy and supplies	57,613	1,873,919
Professional fees & services	1,425,899	80,841,765
Other expenses	278,248	3,991,122

Total operating expenses	2,223,714	96,798,116
Change in reserve for costs to operate trust	(2,223,714)	(26,169,539)
Litigation expenses	—	5,875,843

Added / (Reduced) Expense	—	76,504,421

Changes in Market Value
Global Settlement Agreement Receivable	—	(19,000,000)

Total changes in market value	—	(19,000,000)

Other items
Allowed Claims	—	(62,541,601)
Disbursement to Liquidating Trust Interests - cash	(50,016,608)	(813,674,190)
Disbursement to Liquidating Trust Interests - runoff notes	—	(106,627,732)
Other disbursements	—	(381,080)

Total changes in Net Assets	(49,582,475)	(942,820,126)

Net assets, ending	$34,988,902	$34,988,902

The accompanying notes are an integral part of this unaudited financial statement.

NOTES TO FINANCIAL STATEMENTS

(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1: Establishing the Trust

The Plan provides for the creation of the Trust. On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full as part of the Initial Distribution made on or about March 23, 2012, or whose claim was disputed or otherwise unresolved. The Trust is and will continue to be responsible for liquidating, converting to cash, and distributing the Trust’s assets to the Trust’s beneficiaries. The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid claims against or equity interests in the Debtors (“Liquidating Trust Interests” or “LTIs”). The LTIs are not transferable except by will, intestate succession or operation of law. The outstanding balance for LTIs as of March 31, 2019 is zero. See also the “Rollforward of Liquidating Trust Interest” included in this report which reports the activity during the quarter wherein all LTIs outstanding were paid.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date have received or will receive LTIs for their unpaid Allowed Claims entitling them to distributions from or by the Trust in accordance with the subordination provisions of the Plan. If distributions from the Trust become available to creditors and former holders of equity securities issued by WMI who provided timely releases in accordance with the plan, and have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”). Holders of claims that have not been allowed did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims. Since the Effective Date, the DCR balances have changed due to the disallowance or allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation. See Note 4.

Note 2: Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with FASB Accounting Standards Codification (“ASC”) Topic 205-30 (“ASC 205-30”). Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in ASC 205-30 include:

•	Presentation of an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation.

•	An entity should recognize and measure its liabilities in accordance with U.S. GAAP that otherwise applies to those liabilities.

•

Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation. The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation. Such a report is inherently uncertain, as it is based on estimates and assumptions. The cash amounts actually received and paid could be materially different than the reported balances.

•

The entity is required to accrue and separately present the costs that it expects to incur, and the income that it expects to earn, during the expected duration of liquidation, including any costs associated with the sale or settlement of those assets and liabilities.

On the Effective Date, the Trust recorded a liability (the “Operating Reserve”)2 of $40.0 million to operate the Trust. Due to the passage of time and the ongoing nature of certain litigation and claims reconciliation, the actual and expected operating costs have increased over time. As part of the Trust’s annual budgeting process for the 2019 fiscal year (and consistent with its prior practice), management reevaluated the ongoing operations of the Trust, including costs and expenses to litigate the Trust’s objections to remaining disputed claims, including the employee claims litigation (as discussed below in Note 7) and to monetize the Trust’s remaining assets. During the quarter ended March 31, 2019, the Trust incurred operating expenses of $2.2 million. Based on the approved budget and current conditions, management estimates total expenses for the remainder of the Trust to be approximately $13.8 million. The Trust currently estimates total costs, from the Effective Date through the end of the Trust, to be $110.6 million.

With Tranche 4 paid in full, the next claimants to receive distributions will be Class 18 Subordinated Claims. The Trust is working to reconcile and resolve disputed and unliquidated subordinated claims; therefore, the Trust does not yet know the amounts for such claims and a distribution to Allowed Subordinated Claims is not yet possible. The Trust does not have predictable revenue-generating operations; therefore, in order to ensure that the Trust has adequate funds for potential cost increases due to, among other things, litigating disputed subordinated claims, the Trust is holding the funds that would otherwise be available, $29.6 million as of March 31, 2019, as a contingency reserve.

Note 3: Distributions to LTI Holders

The Plan and Liquidating Trust Agreement provide that the Trust will make distributions on at least a quarterly basis, subject to the availability of distributable cash and certain exceptions. As discussed in Note 7 below, on February 25, 2019, the DCR released approximately $68.3 million to be unencumbered Trust assets. On that date, the Trust distributed approximately $50.0 million to LTI holders. LTIs in Tranche 4 have been paid in full.

As of March 31, 2019, any future distributions will be made to Class 18 Subordinated Claims. Allowed Subordinated Claims total $38.2 million, plus $8.4 million in post-petition interest. The resolution of Disputed Claims related to Class 18 Subordinated Claims could change the amount and priority of distributions. Therefore, such Disputed Claims must be addressed (i.e. allowed, disallowed or estimated) prior to issuing additional LTIs or making further cash distributions. As a result, no distribution will be made on May 1, 2019, the next regularly scheduled Distribution Date.

Note 4: Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, cash, LTIs, as well as any dividends, gains or income attributable in respect of any of the foregoing. The amounts retained are calculated as if each of the claims were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii), and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections) and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes. Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to the reserve as if sold at fair market value. Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original claim or equity interest of such recipient.

[2]	On the balance sheet, the item titled “Estimated cost to operate trust” is herein referred to as “the Operating Reserve.”

On the Statement of Net Assets, as of March 31, 2019, DCR assets were cash in the amount of $23,407. See Note 7. The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a pro rata share of the remaining assets of the Trust. Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed. For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve” included in this report.

As discussed in Note 2, value is available to Class 18 Subordinated Claims. While certain Subordinated Claims are disputed, funds have not yet been transferred to the DCR on behalf of such claims for two reasons: First, a stipulation, executed in May 2012, allows certain former claimants to refile its disputed claim once value is available to Class 18; it is unknown whether the claimants will file such claim. If filed, funds will be placed in the DCR on the claimants’ behalf. Second, certain disputed subordinated claims were filed as unliquidated. Once liquidated, funds held in reserve will be placed in the DCR in accordance with the distribution mechanics set forth in the Plan.

Note 5: Global Settlement Agreement / Other Taxes Receivable

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC share in all future net tax refunds payable on account of consolidated federal income tax returns and on account of consolidated, combined, or unitary state returns filed by WMI and its subsidiaries (the “WMI Group”) for all tax years prior to 2009 on a 20% / 80% pro rata basis, respectively. On the Effective Date, there were two litigation actions pending with respect to claimed federal income tax refunds and there were several state tax refunds pending from certain states. An escrow account (the “Tax Refund Escrow”) was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement (“GSA”). Taking into account the results of tax litigation, and various other items including the close out of the Tax Refund Escrow account, the balance of $5.3 million represents management’s estimate of the activities remaining regarding other taxes receivable.

In prior years, WMI initiated several actions in the United States District Court of Western Washington at Seattle; the actions have been finalized with the court ultimately holding that WMI did not meet the burden of proof in determining the amount of refund to which it was entitled. In addition, WMI litigated a suit in the Court of Claims; the Court found that WMI did not meet the burden of proof as to the value of acquired intangibles. The value of these tax litigations is now $0 and no further action is anticipated.

The State of Washington owes the Trust approximately $3.4 million of Business & Occupancy (“B&O”) tax refunds from 2004 and 2005. Such taxes were not paid by the WMI Group; therefore, such refunds are not subject to the allocation formula set forth in the GSA.

As of March 31, 2019, the estimated value of the asset is $5.3 million. While the value of the tax litigation is zero, the value of the B&O Tax refund, refunds received by the Tax Refund Escrow from the State of Illinois and the return of excess funds from the Tax Escrow are sufficient to support the valuation of $5.3 million.

Note 6: Disputed Equity Escrow

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests. A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date. The shares and any cash that may be distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust. The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow. The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above). All expenses of administering the Disputed Equity Escrow (other than taxes) are borne by the Trust. Costs incurred cumulative-to-date total $7,500.

As of March 31, 2019, 128,857 shares of Reorganized WMI common stock and a de minimus amount of cash, remained in the Disputed Equity Escrow.

Note 7: Employee Related Claims

As of March 31, 2019, the DCR no longer holds any cash or LTIs on reserve for Employee Claims.

On August 30, 2018, the Trust filed a motion (the “Trust Motion”) in the Court related to proofs of claim filed by certain former employees of WMI and WMB in the Debtor’s chapter 11 cases asserting claims (the “Employee Claims”) for payments pursuant to various employment contracts and employee benefit plans, including, without limitation, claims for “change in control” benefits and other severance benefits as a result of the termination of the employees’ employment following the seizure of WMB’s assets and the sale of substantially all of such assets to JPMC. Between June 2009 and September 2012, in connection with the Debtor’s reconciliation of asserted claims, the Debtors and the Trust filed omnibus objections that objected to the Employee Claims on the bases that, among other things: (i) no “change in control”, as defined in the respective contracts occurred; and (ii) in some instances, WMI was not a party to the contracts for benefit plans giving rise to the claims, and, therefore, WMI has no liability with respect thereto. In the Trust Motion, the Trust asked the Court to disallow the employees’ claims, authorize the distribution of funds and interest accrued thereon in the DCR and, in the event such relief was granted, dismiss certain adversary proceedings against certain of the employee claimants.

On February 1, 2019, the Court entered an order granting the Trust Motion (the “Order”), subject to a stay of the effectiveness of the Order for twenty-one (21) days to allow the claimants to file a notice of appeal to the Court. On February 15, 2019, the Order became final and on February 22, 2019, the period for the stay expired and the Order became effective. As a result, on February 25, 2019, the DCR released approximately $68.3 million to be unencumbered Trust assets. Subsequently, the Trust initiated a distribution of approximately $50.0 million to LTI holders. After giving effect to these transactions, the balance in the DCR at March 31, 2019, was approximately $23,407, disputed LTIs were $0 and LTIs in Tranche 4 have been paid in full.

WMI Liquidating Trust

March 2019 Quarterly Summary Report — UNAUDITED

Rollforward of Liquidating Trust Interests

	Beginning — 01/01/19	Post Effective Accretion	Allowed	Disallowed	Disbursement (3)	Other	Ending — 03/31/19
PIERS (Tranche 4)	$39,530,920	$117,303	$—	$—	$(39,648,224)	$—	$—
Remaining Postpetition Interest Claim (Tranche 4) (2)	10,254,225	30,428	—	—	(10,284,653)	—	—
Allowed General Unsecured Claims (Tranches 2-4)	567,985	1,685	—	—	(569,670)	—	—
Allowed Subordinated Claims (Tranche 5) (1)	—	—	—	—	—	TBD	TBD

LTI balances — Current LTI holders	50,353,130	149,417	—	—	(50,502,547)	—	—
LTI balances — Disputed Claims
General Unsecured Claims	450,694	740	—	(451,324)	(110)	—	—
Subordinated Claims (Tranche 5) (1)	—	—	—	—	—	TBD	TBD

TOTAL LTI Balances	$50,803,824	$150,157	$—	$(451,324)	$(50,502,657)	$—	$—

NOTES

*	Liquidating Trust statements were mailed to LTI holders on our about April 1, 2019.
1)

After Tranche 4 was paid in full on February 25, 2019, holders of allowed subordinated claims became the next claim holders in line to receive distributions. However, Liquidating Trust Interests cannot be distributed until the Trust has handled disputed subordinated claims (allowed, disallowed, or estimated).

2)

A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, February 25, 2019, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

3)	Distribution to LTI holders included cash of $50,016,608 and a reduction of LTIs of $485,939 for Litigation Proceeds retained by Reorganized WMI, as defined in the Plan.

WMI Liquidating Trust

Next Dollar Analysis - LTI Balance as of March 31, 2019

Remaining Aggregate Distribution (1)	Distribution Description	LTI Distribution Recipient
Not yet determined (As of 3/31/19, allowed claims, including post petition interest = $46.6 million)	Holders of Subordinated Claims (Class 18) — Tranche 5	Allowed / Disputed	100.0%

NOTES:

(1)	Former claimant currently has rights to refile its claim. If filed, the amount and classification of the filing is unkown and could also affect the total dollars and next dollar percentage.

WMI Liquidating Trust

March 2019 Quarterly Summary Report - UNAUDITED

Rollforward of Disputed Claims Reserve

	Disputed Assets (1)	LTI (2)
Beginning Balance - 12/31/2018	$68,135,572	$450,694
Post-effective Accretion on LTI portion	—	740
Net Cash Interest Earned on Disputed Assets	234,482	—
Cash Distribution to Disputed LTIs	110	(110)
Less: Allowed Claims	—	—
Less: Disallowed Claims	(68,346,757)	(451,324)
Add: Disputed Claims — Subordinated Claims (3)	TBD	TBD

Ending Balance - 03/31/2019	$23,407	$—

NOTES:

1)	“Disputed Assets” includes cash held for the benefit of disputed claims.
2)	In the distribution on February 25, 2019, all Tranche 4 LTIs were paid in full.
3)

The balance in the DCR may increase if certain claimants file additional claims or once dollar amounts of existing disputed subordinated claims have been determined. In that case, the Trust will transfer funds back into the DCR, as appropriate.